UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2006

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Approval of Performance Metrics for the 2007 Results-Based Incentive Program

On December 8, 2006, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Raytheon Company (the “Company”) approved the performance metrics for the Company’s 2007 Results-Based Incentive Program (the “2007 RBI Program”). The performance metrics, which are independent of each other and equally weighted, are as follows: bookings, net sales, operating profit, free cash flow and return on invested capital. These metrics and weightings are the same as for the Company’s 2006 RBI Program. A summary of the Company’s RBI Program is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Approval of Performance Metrics for 2007 Long-Term Performance Plan

The Committee also provided preliminary guidance regarding the three-year performance metrics for the Company’s 2007-2009 Long-Term Performance Plan (the “2007-2009 LTPP”). The proposed three-year performance metrics for the 2007-2009 LTPP, which are independent of each other, and the proposed weighting for each of these metrics are as follows: free cash flow (50%), total shareholder return relative to the Company’s peer group (25%), and return on invested capital (25%). These proposed metrics and weightings are the same as those adopted for the Company’s 2006-2008 LTPP. A summary of the LTPP is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Summary of the Raytheon Company Results-Based Incentive Program.

10.2	Summary of the Raytheon Company Long-Term Performance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	December 14, 2006	By: /s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel